UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 23, 2008
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Annual Bonus Incentive Programs

In February 2008, the Compensation Committee of the Board of Directors of The Ryland Group, Inc. (the “Company”) approved amendments to the Company’s Senior Executive Performance Plan (the “SEPP”) to add performance targets related to net cash provided by operating activities. The Compensation Committee approved performance targets for senior executives pursuant to the revised SEPP for the senior executives’ 2008 annual bonus incentive programs, contingent upon stockholder approval of the amended SEPP. On April 23, 2008, the stockholders of the Company approved the SEPP at the Company’s Annual Meeting of Stockholders.

Pursuant to the SEPP, the annual bonus incentive program for corporate executives for fiscal year 2008 provides that if the Company earns adjusted consolidated earnings before taxes that are greater than $125 million, the corporate executive officers, including the Principal Executive Officer, Principal Operating Officer and Principal Financial Officer, will receive an annual bonus incentive payment that is calculated consistent with the formula used in 2007, as discussed in the Compensation Discussion and Analysis contained within the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders. The Company’s consolidated earnings before taxes are adjusted to eliminate the effect of bonus and incentive compensation, corporate overhead, changes in accounting methods and other non-recurring or unusual expenses or charges. If for fiscal year 2008, the Company earns adjusted consolidated earnings before taxes that are less than $125 million, the corporate executive officers will have their annual bonus incentive payment determined based upon the Company’s net cash provided by operating activities as contained within the Company’s Consolidated Statements of Cash Flows. If the Company generates $100 million or greater of net cash provided by operating activities in fiscal year 2008, the corporate executives will receive their maximum annual bonus incentive payment opportunity for 2008. The maximum annual bonus incentive payment opportunity for the Principal Executive Officer, Principal Operating Officer and Principal Financial Officer for 2008 are as follows:

Maximum Annual Bonus
Name and Title	Incentive Payment Opportunity
R. Chad Dreier – Chairman of the Board of Directors, President and Chief Executive Officer of The Ryland Group, Inc.	$2,500,000

Larry T. Nicholson – Executive Vice President and Chief Operating Officer of The Ryland Group, Inc.	$ 950,000

Gordon A. Milne – Executive Vice President and Chief Financial Officer of The Ryland Group, Inc.	$ 350,000

For each $1 million of net cash provided by operating activities below $100 million generated by the Company in fiscal year 2008, there is a corresponding reduction of one percent of the maximum annual bonus incentive payment opportunity for purposes of calculating the annual bonus incentive payment earned by the corporate executive. As a result, if the Company generated $50 million of net cash provided by operating activities in 2008, the corporate executives would earn 50 percent of their maximum annual bonus incentive payment opportunity. Mr. Nicholson will receive a minimum bonus of $500,000 for 2008 to compensate him for the annual bonus payment he would have received as President of the Southeast Region as a result of his transition from that position to Chief Operating Officer in 2007.

With respect to the presidents of the Company’s homebuilding regions, such as Keith E. Bass, President of the South Region of Ryland Homes, if a region earns adjusted consolidated earnings before taxes that are $30 million or greater in fiscal year 2008, the region president will receive an annual bonus incentive payment that is calculated consistent with the formula used in 2007 as previously discussed in the Company’s 2008 Proxy Statement. If for fiscal year 2008, a homebuilding region earns adjusted consolidated earnings before taxes that are less than $30 million, the region presidents will have their annual bonus incentive payment determined by the net cash provided by operating activities generated by their region homebuilding operations. For Mr. Bass, if the South Region generates $30 million or greater of net cash provided by operating activities in fiscal year 2008, Mr. Bass will receive a maximum annual bonus incentive payment of $400,000 for 2008. If the South Region achieves less than the target amount of net cash provided by operating activities, the annual bonus incentive payment earned by Mr. Bass is determined by the amount of net cash provided by operating activities generated by the Region as a percentage of the target amount, such that if the South Region generated an amount of net cash provided by operating activities that is 50 percent of the target amount, 50 percent of the maximum annual bonus incentive payment opportunity or $200,000 is earned by Mr. Bass for 2008.

Equity Incentive Awards

In February 2008, the Compensation Committee of the Board of Directors of the Company approved amendments to the Performance Award Program (the “PAP”) to add an additional performance target related to net cash provided by operating activities. The Compensation Committee approved equity incentive awards in the form of restricted stock unit grants to the Company’s executive officers pursuant to the revised PAP, contingent upon stockholder approval of the amended PAP. On April 23, 2008, the stockholders of the Company approved the PAP at the Company’s Annual Meeting of Stockholders.

Subject to the terms and conditions of the Company’s equity incentive plan, the Principal Operating Officer, Principal Financial Officer and named executive officers will receive the following grants of restricted stock units on May 1, 2008 subject to annual vesting in three equal installments, one-third of the total grant each year, beginning on May 1, 2009 and based on the executive officers’ continued employment on the vesting date:

Restricted
Name and Position	Stock Unit Grant

Larry T. Nicholson, Principal Operating Officer	42,000
Gordon A. Milne, Principal Financial Officer	42,000
Keith E. Bass, President, South Region, Ryland Homes	30,000
Daniel G. Schreiner, President, Ryland Mortgage Company	28,000

The vesting of the restricted stock unit grant is conditioned on the Company generating a targeted amount of net cash provided by operating activities for fiscal year 2008 as contained within the Company’s Consolidated Statements of Cash Flows for 2008. If the Company generates $100 million or greater of net cash provided by operating activities in fiscal year 2008, the executive officers will become vested in the maximum restricted stock unit grant over the three-year vesting period. For each $1 million of net cash provided by operating activities below $100 million generated by the Company in fiscal year 2008, there is a corresponding reduction of one percent of the maximum restricted stock unit grant that can vest over the three-year vesting period.

Mr. Dreier, the Company’s Principal Executive Officer, received a grant of 80,000 restricted stock units on May 1, 2008. The vesting of this grant on May 1, 2009 is conditioned on the Company generating $100 million or greater of net cash provided by operating activities in fiscal year 2008. For each $1 million of net cash provided by operating activities below $100 million generated by the Company in fiscal year 2008, there is a corresponding reduction by one percent of the maximum restricted stock unit grant that can vest on May 1, 2009. If the Company generates net cash provided by operating activities and vesting occurs, the amount of Mr. Dreier’s restricted stock unit award that vests includes an amount equal to the federal and state income and Medicare taxes that are payable in connection with the vesting and receipt of the shares of Common Stock associated with the award.

Item 9.01                                         Financial Statements and Exhibits

(d)                             Exhibits

Exhibit 10.1                                     The Ryland Group, Inc. Senior Executive Performance Plan

Exhibit 10.2                                     The Ryland Group, Inc. Performance Award Program

Exhibit 10.3                                     Form of Stock Unit Agreement for Executive Officers

Exhibit 10.4                                     Form of Stock Unit Agreement for R. Chad Dreier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 29, 2008	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	The Ryland Group, Inc. Senior Executive Performance Plan

Exhibit 10.2	The Ryland Group, Inc. Performance Award Program

Exhibit 10.3	Form of Stock Unit Agreement for Executive Officers

Exhibit 10.4	Form of Stock Unit Agreement for R. Chad Dreier